EXHIBIT 99.1

NEWS RELEASE

Ivanhoe Energy Receives Completeness Determination on Tamarack Regulatory Application

Winter Data Acquisition Program Initiated

CALGARY, ALBERTA (January 28, 2012) Ivanhoe Energy (TSX: IE; NASDAQ: IVAN) announced today that Alberta Environment and Sustainable Resource Development (AESRD) finalized its review of the Tamarack Environmental Impact Assessment (EIA) and deemed it complete, pursuant to Section 53 of the Environmental Protection and Enhancement Act (EPEA).

Ivanhoe Energy’s Tamarack project is one of two key heavy oil assets in its current portfolio. Achieving regulatory approval for the Tamarack project is a critical step in achieving the Company’s business plans.

The regulatory review process for Tamarack began in the fourth quarter of 2010 and the receipt of this completeness determination marks a major milestone in the process. “We are pleased that AESRD has completed its review of our Environmental Impact Assessment and that it, and the other government departments it represents, will have no further Supplemental Information Requests,” said Ed Veith, Senior Vice President, Canadian Projects.

The Company is currently in discussions with local stakeholders to resolve identified issues.  Successful completion of these discussions, followed by an Order in Council from the Government of Alberta, positions the Company to move forward with the implementation phase of the Tamarack project. The company anticipates completing these remaining milestones near the end of the first quarter 2013.

To maintain Tamarack’s implementation timeline a winter data acquisition program is underway.  This program will provide valuable seismic and drilling information to assist in the optimal placement of Steam Assisted Gravity Drainage (SAGD) well pairs.

The Company intends to install its proprietary Heavy-to-Light (HTL) process as part of the Tamarack project to enhance overall project economics, create operating efficiencies and produce a synthetic crude oil that is easily transported in pipelines and avoids costly and volatile heavy oil discounts.

Ivanhoe Energy is also currently engaged in activities to commercialize the HTL technology, and to finalize a partner for Block 20 in Ecuador.  The Company anticipates progress on both fronts in the coming months.

Ivanhoe Energy is an independent international heavy oil exploration and development company focused on pursuing long-term growth in its reserves and production using advanced technologies, including its proprietary heavy oil upgrading process (HTLTM). Core operations are in Canada, United States, Ecuador and Mongolia, with business development opportunities worldwide. Ivanhoe Energy trades on the Toronto Stock Exchange with the ticker symbol IE and on the NASDAQ Capital Market with the ticker symbol IVAN.

For more information about Ivanhoe Energy Inc. please visit www.ivanhoeenergy.com.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to the potential for commercialization and future application of the heavy oil upgrading technology and other technologies, statements relating to the continued advancement of Ivanhoe Energy's projects, statements relating to the timing and amount of proceeds of agreed upon and contemplated disposition transactions, statements relating to anticipated capital expenditures,  statements relating to the timing and success of regulatory review applications, and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions relating to matters that are not historical facts are forward-looking statements.  Although Ivanhoe Energy believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements.  Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company's projects will experience technological and mechanical problems, new product development will not proceed as planned, the HTLTM technology to upgrade bitumen and heavy oil may not be commercially viable, geological conditions in reservoirs may not result in commercial levels of oil and gas production, the availability of drilling rigs and other support services, uncertainties about the estimates of reserves, the risk associated with doing business in foreign countries, environmental risks, changes in product prices, our ability to raise capital as and when required, our ability to complete agreed upon and planned asset dispositions, competition and other risks disclosed in Ivanhoe Energy's 2011 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.

For further information contact:
Hilary McMeekin Manager, Corporate Communications (403) 817 1108 hmcmeekin@ivanhoeenergy.com